Exhibit 4.2

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 21, 2017

to

INDENTURE

Dated as of March 17, 2014

4.75% Convertible Senior Notes due 2022

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TABLE OF CONTENTS (Cont’d)

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TABLE OF CONTENTS (Cont’d)

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This Second Supplemental Indenture, dated as of August 21, 2017 (this “Supplemental Indenture”), to the Indenture, dated as of March 17, 2014 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as amended, modified and supplemented by this Supplemental Indenture, the “Indenture”), between Apollo Commercial Real Estate Finance, Inc., a Maryland corporation, as issuer (the “Company,” subject to Section 1.01), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee,” subject to Section 1.01).

W I T N E S S E T H:

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of Securities (as defined in the Base Indenture), in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 9.01(3) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Article Two of the Base Indenture without the consent of Holders of any Securities; and

WHEREAS, the Company desires to provide for a single series of Securities designated as its 4.75% Convertible Senior Notes 2022 (the “Notes”), initially in an aggregate principal amount not to exceed $230,000,000, and to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered in this Supplemental Indenture.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of the Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. Terms defined herein and in the Base Indenture shall have the meaning set forth in this Section 1.01. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Base Indenture.

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.03.

“Additional Shares” shall have the meaning specified in Section 12.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer or exchange.

“Averaging Period” shall have the meaning specified in Section 12.04(e).

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement” shall have the meaning specified in Section 12.02(a).

“Charter” means the Company’s Articles of Amendment and Restatement, as amended and supplemented.

“Close of Business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination Settlement” shall have the meaning specified in Section 12.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Common Stock Change Event” shall have the meaning specified in Section 12.06(a).

“Company” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article X, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by the Company’s Chief Executive Officer, Chief Financial Officer, President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” means, with respect to a Note to be converted pursuant to Article XII, the date that the Holder of such Note has complied with the requirements set forth in Section 12.02(c).

“Conversion Obligation” means the Company’s obligation, as provided in, and subject to, Article XII, to deliver the Conversion Settlement Consideration with respect to any Note to be converted.

“Conversion Rate” means, initially, 50.2260 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate shall be subject to adjustment as provided in Article XII.

“Conversion Settlement Consideration” has the meaning specified in Section 12.02(b).

“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business in relation to the Indenture shall be administered, which at the date hereof (i) for purposes of transfers, exchanges or surrender of the Notes or for presentment of Notes for final payment thereon, is at Wells Fargo Bank, National Association, as Trustee and Registrar MAC N9303-121, 6th & Marquette Avenue, Minneapolis, MN 55479 and (ii) for all other purposes, is at Wells Fargo Bank, National Association, Corporate Trust Services, 150 East 42nd Street, 40th Floor, New York, NY 10017 – Corporate Trust Services – Administrator for Apollo Commercial Real Estate Finance, Inc.

“Custodian” means the Trustee, as custodian for the Depositary, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 25 consecutive Trading Days during the applicable Observation Period, one-25th of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the applicable Specified Dollar Amount (if any), divided by 25.

“Daily Settlement Amount,” for each of the 25 consecutive Trading Days during the applicable Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 25 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ARI UN<equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, Redemption Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Deferral Exception” means any deferral of an adjustment to the Conversion Rate pursuant to Section 12.04(l).

“Depositary” means, with respect to each Global Note, the Person as the depositary with respect to such Global Note, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Dividend Threshold Amount” has the meaning ascribed to “DTA” in the formula set forth in Section 12.04(d).

“DTC” means The Depository Trust Company.

“Effective Date,” (i) for purposes of Section 12.03, shall have the meaning specified in Section 12.03(c); and (ii) for purposes of adjustments to the Conversion Rate pursuant to Section 12.04(a) with respect to a stock split or stock dividend, means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant stock split or stock combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.01.

“Expiration Date” shall have the meaning specified in Section 12.04(e).

“Expiration Time” shall have the meaning specified in Section 12.04(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for these purposes.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” in substantially the form attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” in substantially the form attached as Attachment 2 to the form of Note attached hereto as Exhibit A.

“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” in substantially the form attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the Company’s and its Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the Voting Power of the Company’s Common Equity;

(b) the consummation of (I) any recapitalization, reclassification or change of the Common Stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of the Common Stock) as a result of which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; (II) any statutory share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; or (III) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that neither (x) a transaction described in clause (I) or (II) above in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving entity or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (y) any merger of the Company solely for the purpose of changing the Company’s jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity shall be a Fundamental Change pursuant to this clause (b);

(c) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company (excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock or Common Equity interests that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Notes become convertible (assuming Physical Settlement) into such consideration, excluding cash payments for fractional shares (subject to Section 12.02); provided, further, that any transaction or event that constitutes a Fundamental Change under both clause (a) and clause (b) above will be deemed to constitute a Fundamental Change solely under clause (b) above.

“Fundamental Change Company Notice” shall have the meaning specified in Section 13.01(d).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 13.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 13.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 13.01(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Holder” means any Person in whose name one or more Notes is registered on the Register.

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Interest Payment Date” means each February 15 and August 15 of each year, beginning on February 15, 2018 (or such other date as may be specified in the certificate representing the applicable Note); provided, however, that the final Interest Payment Date will occur on August 23, 2022, and no Interest Payment Date will occur on August 15, 2022 (and, for the avoidance of doubt, interest will accrue on all outstanding Notes for the period from, and including, August 15, 2022 to, but excluding, August 23, 2022).

“Last Reported Sale Price” means, on any date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group, Inc. or a similar organization. If the Common Stock is not so quoted, the Last Reported Sale Price will be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The Last Reported Sale Price will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to subclause (x) of the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session; or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means August 23, 2022.

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this Supplemental Indenture.

“Notice of Conversion” shall have the meaning specified in Section 12.02(c).

“Observation Period” means, with respect to any Note surrendered for conversion, (i) subject to clause (ii) below, if the relevant Conversion Date occurs prior to May 15, 2022, the 25 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after the date the Company has sent a Redemption notice calling such Note for Redemption and before the related Redemption Date, the 25 consecutive Trading Day period beginning on, and including, the 26th Scheduled Trading Day immediately preceding such Redemption Date; and

(iii) subject to clause (ii) above, if the relevant Conversion Date occurs on or after May 15, 2022, the 25 consecutive Trading Days beginning on, and including, the 26th Scheduled Trading Day immediately preceding the Maturity Date.

“Open of Business” means 9:00 a.m. (New York City time).

The term “outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under the Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by any protected purchasers;

(d) Notes converted pursuant to Article XII and required to be cancelled pursuant to Section 2.08; and

(e) Notes repurchased pursuant to the penultimate sentence of Section 2.09.

Notwithstanding anything to the contrary in the Indenture or the Notes, this definition of the term “outstanding” shall apply to the Notes in lieu of Section 2.10 of the Base Indenture (other than the second sentence thereof).

“Paying Agent” shall have the meaning specified in Section 4.02.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Physical Settlement” shall have the meaning specified in Section 12.02(a).

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Prospectus Supplement” means the preliminary prospectus supplement dated August 15, 2017, as supplemented by the Pricing Term Sheet dated August 15, 2017, relating to the offering and sale of Notes pursuant to the Underwriting Agreement.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption” means any redemption of the Notes pursuant to Article XIV.

“Redemption Date” shall have the meaning specified in Section 14.01.

“Redemption Price” shall have the meaning specified in Section 14.01.

“Reference Property” shall have the meaning specified in Section 12.06(a).

“Reference Property Unit” shall have the meaning specified in Section 12.06(a).

“Register” shall have the meaning specified in Section 2.05(a).

“Regular Record Date” means (a) with respect to any Interest Payment Date occurring on February 15, the immediately preceding February 1 (whether or not such day is a Business Day); and (b) with respect to any Interest Payment Date occurring on August 15 or the Maturity Date, the immediately preceding August 1 (whether or not such day is a Business Day).

“Reporting Obligations” has the meaning specified in Section 6.03.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, any assistant vice president, any trust officer or assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of the Indenture.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Method” means Physical Settlement, Cash Settlement or Combination Settlement.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion (excluding cash in lieu of any fractional share of Common Stock) as specified in the notice specifying the Company’s chosen Settlement Method or as otherwise deemed to have been specified by the Company.

“Spin-Off” shall have the meaning specified in Section 12.04(c).

“Stock Price” shall have the meaning specified in Section 12.03(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 10.01(a).

“Supplemental Indenture” shall have the meaning specified in the first paragraph of this Supplemental Indenture.

“Trading Day” shall have the following meaning: (i) for the purposes of determining amounts due upon conversion only, Trading Day means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading; provided, however, that if the Common Stock is not so listed or admitted for trading, Trading Day means, for these purposes, a Business Day; and (ii) for all other purposes, Trading Day means a day on which (x) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (y) a Last Reported Sale Price for the Common Stock is available; provided, however, that if the Common Stock is not listed or traded on any exchange or other market, Trading Day means, for these purposes, a Business Day.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Supplemental Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter, “Trustee” shall mean or include each Person who is then a Trustee under the Indenture.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of August 15, 2017, among the Company, ACREFI Management, LLC and, as representatives of the underwriters named in Schedule 1 thereto, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC.

“Valuation Period” shall have the meaning specified in Section 12.04(c).

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Rules of Construction.

(a) Unless the context otherwise requires:

(i) the term “or” is not exclusive;

(ii) “including” means “including without limitation”; and

(iii) words in the singular include the plural, and in the plural include the singular;

(iv) references to currency shall mean U.S. dollars; and

(v) the words “herein,” “hereof,” “hereunder,” and words of similar import, refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Supplemental Indenture.

(b) Unless otherwise noted, references to “Articles” or “Sections” in this Supplemental Indenture are to the Articles and Sections of this Supplemental Indenture. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

(c) If any provision of this Supplemental Indenture or the Notes conflicts with any provision of the Base Indenture, then (except as otherwise provided in any supplement to the Base Indenture or this Supplemental Indenture executed and delivered after the date hereof) the terms of this Supplemental Indenture or the Notes shall, to the extent of such conflict, govern with respect to the Notes.

(d) Whenever this Supplemental Indenture provides that any article, section or other part hereof shall apply to the Notes in lieu of any article, section or other part of the Base Indenture, such article, section or other part of the Base Indenture shall, for purposes of interpreting the Base Indenture as it relates to the Notes, be deemed to be replaced with such article, section or other part hereof, mutatis mutandis.

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “4.75% Convertible Senior Notes 2022.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $230,000,000, subject to Section 2.09 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 12.02 and Section 13.03.

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Supplemental Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture. Payment of principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Register at the Close of Business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in New York City, New York, which shall initially be the Corporate Trust Office, or any other office or agency located in the United States of America so designated by the Trustee. The Company shall pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holders or, upon written application by such a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee in accordance with Applicable Procedures.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment, and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the Register, not less than 10 calendar days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 2.03(c) shall apply to the Notes in lieu of Section 2.13 of the Base Indenture.

Section 2.04 Execution, Authentication and Delivery of Notes. At any time and from time to time after the execution and delivery of this Supplemental Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Notwithstanding anything to the contrary in Section 2.01(b) of the Base Indenture, only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee in accordance with the Indenture), shall be entitled to the benefits of the Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of the Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated (upon receipt of a Company Order) and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the

Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Supplemental Indenture or the Base Indenture any such Person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the office of the Registrar a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Register”) in which, subject to such reasonable procedures as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such Register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed the Registrar for the purpose of registering Notes and transfers of Notes as provided in the Indenture. The Company may appoint one or more co-Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Registrar or any co-Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Registrar or any co-Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Registrar, any co-Registrar or any Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required by law or permitted pursuant to Section 12.02(e) or Section 12.02(f).

None of the Company, the Trustee, the Registrar or any co-Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, (x) surrendered for repurchase (and not withdrawn) in accordance with Article XIII; or (y) selected for Redemption.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with the Indenture shall be the valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 2.05(a) shall apply to the Notes in lieu of Section 2.08 of the Base Indenture.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fifth paragraph of this Section 2.05(b) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or a nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture and the procedures of the Depositary therefor.

Notwithstanding anything to the contrary in the Indenture or the Notes, a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(b).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company appoints DTC to act as initial Depositary with respect to each Global Note. Each Note to be issued on the date hereof shall initially be issued in the form of one or more Global Notes, and each such Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Transfers and exchanges of the Notes will be effected through the Depositary in accordance with the Applicable Procedures.

Unless the Company and the beneficial owner of the relevant Note agree otherwise, if, and only if, (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 calendar days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days, or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with standing procedures and existing instructions between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on the Schedule of Exchanges of such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements of the Indenture.

(c) In connection with any proposed transfer of any Physical Note, the Company or the Depositary, shall, as required by law, provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information, except as required by law.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request by Company Order, the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate upon receipt of a Company Order any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Registrar, any co-Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article XII shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) the Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding (to the extent prohibited by the same) any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 2.06 shall apply to the Notes in lieu of Section 2.09 of the Base Indenture.

Section 2.07 Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company by Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under the Indenture as Physical Notes authenticated and delivered hereunder.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 2.07 shall apply to the Notes in lieu of Section 2.11 of the Base Indenture.

Section 2.08 Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, Redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including the Company or the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled in accordance with its customary procedures, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of the Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order. If the Company or any of its Subsidiaries shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. Any Notes surrendered for cancellation shall not be reissued or resold and shall be promptly cancelled.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 2.08 shall apply to the Notes in lieu of Section 2.12 of the Base Indenture.

Section 2.09 Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen the original issuance under the Indenture and issue additional Notes hereunder with the same terms and the same CUSIP number as the Notes initially issued hereunder (other than differences in the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided, however, that if any such additional Notes are not fungible with any other Notes then outstanding for U.S. federal income tax purposes, then such additional Notes will have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters required by Section 12.05 of the Base Indenture and that the form and terms of such Notes has been established in conformity with the provisions of the Indenture and that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and unconscionability), regardless of whether considered in a proceeding in equity or law. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case without prior notice to the Holders. Any Notes repurchased by the Company (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) shall be surrendered to the Trustee for cancellation in accordance with Section 2.08, but shall not be reissued or resold by the Company and shall no longer be considered outstanding upon their repurchase.

ARTICLE III

SATISFACTION AND DISCHARGE

Section 3.01 Satisfaction and Discharge. The Company’s obligations under the Notes, and its obligations under the Indenture with respect to the Notes, shall, upon request of the Company contained in an Officers’ Certificate, cease to be of further effect, and the Trustee, at the expense and written request of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such obligations, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date or Redemption Date, upon conversion or otherwise, cash, or, solely to satisfy outstanding conversions, cash or shares of Common Stock (or other Reference Property), as applicable, sufficient to pay or convert all of the outstanding Notes and all other sums due and payable under the Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of such obligations have been complied with. Notwithstanding the satisfaction and discharge of such obligations, the obligations of the Company to the Trustee under Section 7.07 of the Base Indenture shall survive. Notwithstanding anything to the contrary in the Base Indenture or the Notes, the Company’s obligations under the Notes, and its obligations under the Indenture with respect to the Notes, may not be satisfied and discharged pursuant to Article Eight of the Base Indenture; provided, however, that nothing herein shall affect the manner by which satisfaction and discharge with respect to any series of Securities other than the Notes may be affected.

ARTICLE IV

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will pay or cause to be paid the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 4.01 shall apply to the Notes in lieu of Section 4.01 of the Base Indenture.

Section 4.02 Maintenance of Office or Agency. The Company will maintain an office or agency in New York, New York, or any other office or agency in the United States of America so designated by the Trustee, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in New York City, New York, or any other office or agency in the United States of America so designated by the Trustee as a place where Notes may be presented for payment or for registration of transfer.

The Company may also from time to time designate as co-Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office in New York City, New York, or any other office or agency in the United States of America so designated by the Trustee as a place for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby designates the Trustee as the initial Paying Agent, Registrar, Custodian and Conversion Agent, and the Corporate Trust Office and the office of the Trustee in New York City, New York, or any other office or agency in the United States of America so designated by the Trustee, each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 4.03 Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that

(i) it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) or accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Notwithstanding anything to the contrary in this Section 4.03, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of the Company’s obligations under the Notes, and its obligations under the Indenture with respect to the Notes, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.03, such sums or amounts to be held by the Trustee upon the trusts herein contained, and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Any money and shares of Common Stock (or other Reference Property) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, accrued and unpaid interest on, or Conversion Settlement Consideration with respect to, any Note and remaining unclaimed for two years after the same has become due and payable shall be paid or delivered, as applicable, to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease.

(e) The Company shall be responsible for making calculations called for under the Notes, including determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, the Conversion Rate and any other amounts due on the Notes. The Company will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders. The Company shall provide a schedule of such calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder upon the written request of such Holder.

Section 4.04 Reports. (a) The Company shall provide to the Trustee within 15 calendar days after the same are required to be filed with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.04(a) at the time such documents are filed via the EDGAR system (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made. Upon request by any Holder, the Trustee shall provide such Holder with a copy any such documents or reports it has actually received pursuant to this Section 4.04

(b) Delivery of the reports and documents described in subsection (a) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of the Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee shall no responsibility or duty whatsoever to ascertain or determine whether the above referenced filings with the Commission on EDGAR (or any successor system) has occurred. In addition, the Company shall comply with Section 314(a) of the Trust Indenture Act.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 4.04 shall apply to the Notes in lieu of Section 4.02 of the Base Indenture.

Section 4.05 Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company

(beginning with the fiscal year ending December 31, 2017) an Officers’ Certificate stating whether or not the signers thereof have knowledge of any Default that occurred during such fiscal year and, if so, specifying each such Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 calendar days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 4.05 shall apply to the Notes in lieu of Section  4.04 of the Base Indenture.

Section 4.06 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

ARTICLE V

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01 Lists of Holders. For so long as there are any Physical Notes, the Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 calendar days after each February 15 and August 15 in each year, beginning with February 15, 2018, and at such other times as the Trustee may request in writing, within 30 calendar days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Registrar.

Section 5.02 Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section  5.01 upon receipt of a new list so furnished.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. In lieu of the Events of Default enumerated in Section 6.01 of the Base Indenture, an “Event of Default” is deemed to occur with respect to the Notes if and only if:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 calendar days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon any Redemption or required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right, and such failure continues for a period of five Business Days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 13.01(d) when due;

(e) failure by the Company to comply with its obligations under Article X;

(f) failure by the Company for 60 calendar days after written notice from the Trustee to the Company, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding, has been received to comply with any of the Company’s other agreements contained in the Notes or the Indenture;

(g) default by the Company or any of its Subsidiaries with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed (other than non-recourse debt of a Subsidiary of the Company) in excess of $25.0 million (or its foreign currency equivalent) in the aggregate, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within 30 calendar days after written notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in principal amount of the Notes then outstanding;

(h) a final judgment for the payment of $25.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) rendered against the Company or any of its Subsidiaries, which judgment is not discharged or stayed within 60 calendar days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished; and

(i) (x) the Company or any of its Significant Subsidiaries (A) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property; (B) shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (C) shall make a general assignment for the benefit of creditors, or (y) the Company or any of its Significant Subsidiaries shall admit in writing of the inability of the Company or any of its Significant Subsidiaries to pay its debts generally as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive calendar days.

Section 6.02 Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding (determined, for the avoidance of doubt, in accordance with Section 8.04), by written notice to the Company (and to the Trustee if given by Holders), may, and the Trustee, at the written request of such Holders, shall, declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding anything to the contrary in the Notes or the Indenture. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Indenture with respect to the Notes, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture with respect to the Notes; but no such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary in the Indenture or the Notes, no such rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase Notes when required, (iii) a failure to pay or deliver, as the case may be, the Conversion Settlement Consideration due upon conversion of the Notes or (iv) any other provision that requires the consent of each affected Holder to amend.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 6.02 shall apply to the Notes in lieu of Section 6.02 of the Base Indenture.

Section 6.03 Additional Interest in Lieu of Reporting Default. Notwithstanding anything to the contrary in the Indenture or the Notes, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.04(a) or its obligation set forth in Section 314(a)(1) of the Trust Indenture Act (such obligations, collectively, “Reporting Obligations”) shall, for the first 180 calendar days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 90 calendar days after the occurrence of such Event of Default and (ii) 0.50% per annum of the principal amount of the Notes outstanding from, and including, the 91st calendar day through, and including, the 180th calendar day following the occurrence of such Event of Default, during which such Event of Default is continuing. Such Additional Interest, if any, shall accrue from, and including, the date on which such an Event of Default first occurs. If the Company duly so elects, such Additional Interest shall be payable in the same manner and on the same dates as regular interest on the Notes. On the 181st calendar day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with the Reporting Obligations is not cured or waived prior to such 181st calendar day), the Notes will be subject to acceleration as provided in Section 6.02 (and, for the avoidance of doubt, Additional Interest will cease to accrue). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elects to make such payment but does not pay the Additional Interest when due, the Notes shall be subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 180 calendar days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify in writing all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02. Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 6.03 shall not affect the rights of Holders in the event of the occurrence of any Event of Default other than an Event of Default relating to the Company’s failure to comply with the Reporting Obligations.

Section 6.04 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount of principal and interest, if any, then due and payable on the Notes, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.07 of the Base Indenture. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

All rights of action and of asserting claims under the Indenture with respect to the Notes, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then, and in every such case, the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05 Priorities. Any monies collected by the Trustee pursuant to this Article VI or Article Six of the Base Indenture with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies:

First, to the payment of all amounts due the Trustee and its agents and attorneys under the Base Indenture;

Second, to the Holders, for any amounts due and unpaid on the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, and accrued and unpaid interest on, and any cash Conversion Settlement Consideration due upon the conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

Third, the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 6.05 shall apply to the Notes in lieu of Section 6.12 of the Base Indenture.

Section 6.06 Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price and Redemption Price) or interest when due, or the right to receive payment or delivery of the Conversion Settlement Consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy under the Indenture, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made a written request to the Trustee to pursue such remedy hereunder;

(c) such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee, for 60 calendar days after its receipt of the request and offer of security or indemnity, shall not complied with such request; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder, and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal, ratable and common benefit of all Holders (except as otherwise provided in the Indenture). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding anything to the contrary in the Indenture or the Notes, the right of any Holder of any Note to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the Conversion Settlement Consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 6.06 shall apply to the Notes in lieu of Sections 6.07 and 6.08 of the Base Indenture.

Section 6.07 Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 6.08 Remedies Cumulative and Continuing. All powers and remedies given by this Article VI to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09 Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding (determined, for the avoidance of doubt, in accordance with Section 8.04) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that such direction shall not be in conflict with any rule of law or with the Indenture, and the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding (determined, for the avoidance of doubt, in accordance with Section 8.04) may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price and Redemption Price, if applicable) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.02, (ii) a failure by the Company to pay or deliver, as the case may be, the Conversion Settlement Consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision of the Indenture that, under Article IX, cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights under the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 6.09 shall apply to the Notes in lieu of Sections 6.04 and 6.05 of the Base Indenture.

Section 6.10 Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.10 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, or to any suit instituted by any Holder for the enforcement of the payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, or accrued and unpaid interest, if any, on any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article XII.

Section 6.11 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.

ARTICLE VII

CONCERNING THE TRUSTEE

Section 7.01 Amendments to Article Seven of the Base Indenture.

(a) For purposes of the Notes, Section 7.01(a) of the Base Indenture is hereby amended to read as follows: “If an Event of Default has occurred and is continuing, the Trustee shall be required in the exercise of its powers vested in it by the Indenture to use the degree of care that a prudent person would use in the conduct of its own affairs; provided, however, that the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any Holder or that would involve the Trustee in personal liability.”

(b) Each reference in Article Seven of the Base Indenture to Section 6.05 of the Base Indenture shall, for purposes of the Notes, be deemed to be a reference to Section 6.09 hereof.

(c) For purposes of the Notes, Section 7.01(e) of the Base Indenture is hereby amended to read as follows: “Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss, liability or expense caused by taking or not taking such action. If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.”

(d) For purposes of the Notes, Section 7.05 of the Base Indenture is hereby amended to read as follows: “The Trustee shall, within 90 calendar days after it receives notice of the occurrence and continuance of a Default of which a Responsible Officer of the Trustee has actual knowledge, send to all Holders as the names and addresses of such Holders appear upon the Register, notice of all such Defaults, unless such Defaults shall have been cured or waived before the giving of such notice; provided, however, that, except in the case of a Default in the payment of the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable) of, or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the Conversion Settlement Consideration due upon conversion of a Note, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders.”

ARTICLE VIII

CONCERNING THE HOLDERS

Section 8.01 Action by Holders. Whenever in the Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing. Whenever the Company solicits the taking of any action by the Holders of the Notes, the Company may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than 15 calendar days prior to the date of commencement of solicitation of such action.

Section 8.02 Proof of Execution by Holders. Subject to the provisions of Article VII hereof, Article Seven of the Base Indenture, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be reasonably satisfactory to the Trustee.

Section 8.03 Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name a Note shall be registered upon the Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes under the Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in the Indenture or the Notes, following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of the Indenture.

Section 8.04 Company-Owned Notes Disregarded. Subject to the last sentence of Section 2.09, in determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under the Indenture, Notes that are owned by the Company or by an Affiliate of the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon reasonable request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Article Seven of the Base Indenture, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination. Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 8.04 shall apply to the Notes in lieu of Section 12.06 of the Base Indenture.

Section 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in the Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office in New York, New York, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into indentures supplemental to the Indenture, or amend the Notes, without the consent of any Holder for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency that does not adversely affect any Holder, or to eliminate any conflict with the terms of the Trust Indenture Act (it being understood that the Trustee shall not be responsible for making any determination as to whether or not such change adversely affects any Holder or eliminates any such conflict);

(b) to provide for the assumption by a Successor Company of the Company’s obligations under the Indenture and the Notes pursuant to Article X;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the Company’s covenants or to Events of Default for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(f) to make any change that does not adversely affect the rights under the Indenture of any Holder (it being understood that the Trustee shall not be responsible for making any determination as to whether such adversely affects the rights of any Holder);

(g) to increase the Conversion Rate as provided in the Indenture;

(h) to provide for the issuance of additional Notes solely in accordance with the limitations set forth in the Indenture;

(i) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(j) to provide for the acceptance of appointment by a successor trustee pursuant to Article Seven of the Base Indenture or to facilitate the administration of the trusts by more than one trustee;

(k) to irrevocably elect or eliminate a Settlement Method or a Specified Dollar Amount; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Article XII;

(l) to comply with the Applicable Procedures of the Depositary for the Notes;

(m) enter into supplemental indentures to give effect to, and in compliance with, Section 12.06; or

(n) to conform the provisions of the Indenture or the Notes to the “Description of Notes” in the Prospectus Supplement, related to the offering of the Notes, as evidenced by an Officers’ Certificate (which Officers’ Certificate shall be delivered to the Trustee).

Upon the written request of the Company, accompanied by (i) a certified copy of resolutions of the Board of Directors authorizing the execution of any such supplemental indenture or such amendment to the Notes; (ii) an Officers’ Certificate; and (iii) an Opinion of Counsel stating that the execution of such supplemental indenture or amendment is authorized or permitted by the Indenture, and an Opinion of Counsel in accordance with Section 12.05 of the Base Indenture and stating that such amended or supplemental indenture or amendment will be the legal, valid and binding obligation of the Company in accordance with its terms, the Trustee shall join with the Company in the execution of such supplemental indenture or such amendment, unless such supplemental indenture or amendment affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental Indenture.

Any supplemental indenture or amendment authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 9.01 shall apply to the Notes in lieu of Section 9.01 of the Base Indenture.

Section 9.02 Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article VIII) of the Holders of at least a majority of the aggregate principal amount of Notes then outstanding (determined, for the avoidance of doubt, in accordance with Section 8.04 and including consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto or amend the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Redemption Price or Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s right to redeem the Notes or its obligation to offer to repurchase and repurchase the Notes, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in money, or at a place of payment, other than that stated in the Note;

(g) change the ranking of the Notes;

(h) impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note; or

(i) make any change in this Article IX or the Notes that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09, if such change adversely affects the rights of the Holders.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 12.05 of the Base Indenture, the Trustee shall join with the Company in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture or amendment.

Holders do not need, under this Section 9.02, to approve the particular form of any proposed supplemental indenture or amendment to the Notes. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture or amendment becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture or amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture or amendment.

Section 9.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture or amendment to the Notes pursuant to the provisions of this Article IX,

the Indenture and the Notes shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture and the Notes of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture or amendment shall be and be deemed to be part of the terms and conditions of the Indenture and the Notes for any and all purposes.

Section 9.04 Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 12.05 of the Base Indenture, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture or amendment is authorized or permitted by the Indenture, and an Opinion of Counsel in accordance with Section 12.05 of the Base Indenture and stating that such supplemental indenture or amendment complies with the requirements of this Article IX and is permitted or authorized by the Indenture. Such Opinion of Counsel will also state that such supplemental indenture or amendment is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and unconscionability), regardless of whether considered in a proceeding in equity or law.

ARTICLE X

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Notwithstanding anything to the contrary in the Indenture or the Notes, this Article X shall apply to the Notes in lieu of Article Five of the Base Indenture.

Section 10.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 10.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, all of the obligations of the Company under the Notes and the Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture; and

(c) the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article X.

For the avoidance of doubt, a Maryland real estate investment trust that has a class of Capital Stock classified as “common stock” or “common shares of beneficial interest” shall, for purposes of this Article X, be deemed to be a “corporation.”

Section 10.02 Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment or delivery, as applicable, of the principal of and accrued and unpaid interest on, and the Conversion Settlement Consideration with respect to, all of the Notes, and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article X the Person named as the “Company” in the first paragraph of this Supplemental Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article X) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture with respect to the Notes and under the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE XI

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 11.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any Successor Company, either directly or through the Company or any Successor Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Notes. Notwithstanding anything to the contrary in the Indenture or the Notes, this Section 11.01 shall apply to the Notes in lieu of Section 6.15 of the Base Indenture.

ARTICLE XII

CONVERSION OF NOTES

Section 12.01 Conversion Privilege. Subject to and upon compliance with the provisions of this Article XII, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date into Conversion Settlement Consideration in the manner provided in, and subject to, this Article XII.

Section 12.02 Conversion Procedure; Settlement Upon Conversion.

(a) Settlement Method. Upon the conversion of any Note, the Company shall settle such conversion by paying or delivering, as applicable and as provided in this Article XII, either (A) solely cash (a “Cash Settlement”); (B) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in the proviso to Section 12.02(b) (a “Physical Settlement”); or (C) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 12.02(b) (a “Combination Settlement”). The Company shall have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:

(i) all conversions of Notes whose Conversion Date occurs on or after May 15, 2022 will be settled using the same Settlement Method, and the Company shall send written notice of such Settlement Method, through the Conversion Agent, to Holders no later than May 15, 2022;

(ii) the Company shall use the same Settlement Method for all conversions of Notes whose Conversion Dates occur on the same day (and, for the avoidance of doubt, the Company shall not be obligated to use the same Settlement Method with respect to conversions of Notes whose Conversion Dates occur on different days, except as provided in clause (i) above);

(iii) if the Company elects a Settlement Method with respect to the conversion of any Note whose Conversion Date occurs before May 15, 2022, the Company shall send written notice of such Settlement Method to the Holder of such Note, through the Conversion Agent, no later no later than the Close of Business on the Trading Day immediately following such Conversion Date;

(iv) if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of such Note equal to $1,000;

(v) if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note of the Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of such Note; and

(vi) notwithstanding anything to the contrary in clauses (i) through (v), inclusive, of Section 12.02(a), if the Company calls any Notes for Redemption, then (x) the Company will specify in the related Redemption notice the Settlement Method that will apply to all conversions with a Conversion Date that occurs on or after the date the Company sends such Redemption notice and before the related Redemption Date; and (y) if the related Redemption Date is on or after May 15, 2022, then such Settlement Method must be the same Settlement Method that applies to all conversions with a Conversion Date that occurs on or after May 15, 2022.

(b) Conversion Settlement Consideration. The type and amount of consideration (the “Conversion Settlement Consideration”) due in respect of each $1,000 principal amount of a Note to be converted shall be as follows:

(i) if Physical Settlement applies to such conversion, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion;

(ii) if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 consecutive Trading Days in the Observation Period for such conversion; or

(iii) if Combination Settlement applies to such conversion, a settlement amount equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive Trading Days in the Observation Period for such conversion;

provided, however, that if the total number of shares of Common Stock to be delivered with respect to the conversion of any Note is not a whole number, then the total number of shares so deliverable shall be rounded down to the nearest whole number and the Company shall deliver cash in lieu of the related fractional share in an amount equal to the product of such fraction and the Daily VWAP on the Conversion Date for such conversion (in the case of Physical Settlement) or the Daily VWAP on the last Trading Day of the Observation Period for such conversion (in the case of Combination Settlement).

The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(c) Procedures to Convert a Note. Subject to Section 12.02(f), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depositary in effect at that time (and any instruction to convert transmitted to the Depositary shall be irrevocable) and, if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 12.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver a notice (which shall be irrevocable) to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted (which must be an integral multiple of $1,000) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, and (3) if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 12.02(h). The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article XII on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 13.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(d) Delivery of the Conversion Settlement Consideration. Subject to Section 12.03(b), Section 12.04(c), Section 12.04(e) and Section 12.06, the Company shall pay or deliver, as the case may be, the Conversion Settlement Consideration due in respect of the Conversion Obligation of a Note to be converted on the second Business Day immediately following the relevant Conversion Date (if the Company elects Physical Settlement) or on the second Business Day immediately following the last Trading Day of the relevant Observation Period (in the case of any other Settlement Method). If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(e) Partial Conversions. In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or the Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(f) Taxes. If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(g) Conversion of Global Notes. Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Treatment and Payment of Interest upon Conversion. Upon conversion of a Note, the Holder of such Note shall not receive any separate cash payment for accrued and unpaid interest, if any, on such Note, except as set forth below. The Company’s settlement of the related Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of such Note and accrued and unpaid interest, if any, on such Note to, but not including, the relevant Conversion Date. As a result, except as set forth below, accrued and unpaid interest, if any, to, but, not including, such Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the Close of Business on a Regular Record Date, Holders of such Notes as of the Close of Business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period after the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable, on such Interest Payment Date, on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record as of the Close of Business on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date regardless of whether their Notes have been converted following such Regular Record Date.

(i) Record Holders of Shares Due upon Conversion. If any Note is converted, the Person in whose name the certificate for any shares of Common Stock deliverable upon such conversion is to be registered shall be treated as a stockholder of record of such shares as of the Close of Business on the relevant Conversion Date (in the case of Physical Settlement) or as of the Close of Business on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

Section 12.03 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert any Note “in connection with” (as defined below) such Make-Whole Fundamental Change, the Company shall, under the circumstances set forth below, increase the Conversion Rate applicable to such Note by a number of additional shares of Common Stock (the “Additional Shares”), as set forth below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for subclause (x) of the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change). For these purposes, the Conversion Agent will be deemed to have received the Notice of Conversion with respect to a Note on the Conversion Date with respect to such Note.

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to this Section 12.03, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 12.02 based on the Conversion Rate as increased to reflect the Additional Shares pursuant to this Section 12.03; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, then, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the applicable Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation will be determined and shall be paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 12.04.

(e) The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 12.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$18.10	$18.40	$18.70	$19.00	$19.30	$19.60	$19.91	$20.20	$20.50	$20.80	$21.10
August 21, 2017	5.0226	4.2908	3.6016	2.9574	2.3606	1.8138	1.3054	0.8866	0.5185	0.2293	0.0403
August 23, 2018	5.0226	4.2016	3.4947	2.8353	2.2269	1.6740	1.1662	0.7559	0.4059	0.1462	0.0000
August 23, 2019	5.0226	4.0864	3.3620	2.6884	2.0710	1.5143	1.0100	0.6119	0.2873	0.0721	0.0000
August 23, 2020	5.0226	3.9446	3.2000	2.5121	1.8870	1.3311	0.8373	0.4589	0.1678	0.0014	0.0000
August 23, 2021	5.0226	3.6891	2.9091	2.1989	1.5684	1.0265	0.5701	0.2515	0.0478	0.0000	0.0000
August 23, 2022	5.0226	4.1218	3.2499	2.4056	1.5875	0.7944	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table above, the number of Additional Shares by which the Conversion Rate will be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

(ii) if the Stock Price is greater than $21.10 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $18.10 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased pursuant to this Section 12.03 to exceed 55.2486 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 12.05.

(f) Nothing in this Section 12.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 12.05 in respect of a Make-Whole Fundamental Change. For these purposes, if the Conversion Rate is to be adjusted in connection with a Make-Whole Fundamental Change pursuant to both Section 12.05 and this Section 12.03 with respect to any Note, then the adjustment pursuant to Section 12.05 shall be effected before any adjustment pursuant to this Section 12.03.

Section 12.04 Adjustments to the Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if each Holder participates (other than in the case of a stock split or stock combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 12.04, without having to convert its Notes, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock, or if the Company effects a stock split or stock combination (in each case, excluding a distribution solely pursuant to a Common Stock Change Event, as to which Section 12.06 will apply), the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such stock split or stock combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or Effective Date, as applicable;

OS0 =	the number of shares of the Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or Effective Date, as applicable; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination, as applicable.

Any adjustment made under this Section 12.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such stock split or stock combination, as applicable. If any dividend, distribution, stock split or stock combination of the type described in this Section 12.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or effect such stock split or stock combination to the Conversion Rate that would then be in effect if such dividend or distribution or stock split or stock combination had not been declared or announced.

(b) If the Company issues to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (other than rights issued or otherwise distributed pursuant to a preferred stock rights plan, as to which Section 12.04(c) and Section 12.09 will apply), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 12.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For the purpose of this Section 12.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share price that is less than such average of the Last Reported Sale Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding:

(i) dividends, distributions or issuances as to which an adjustment was effected (or would have been effected without regard to the Deferral Exception) pursuant to Section 12.04(a) or Section 12.04(b)

(ii) rights issued or otherwise distributed pursuant to a preferred stock rights plan, except to the extent provided in Section 12.09;

(iii) dividends or distributions paid exclusively in cash as to which an adjustment was effected (or would have been effected without regard to the Deferral Exception) pursuant to Section 12.04(d);

(iv) cash dividends that do not result in an adjustment to the Conversion Rate pursuant to Section 12.03(d);

(v) a distribution solely pursuant to a Common Stock Change Event, as to which Section 12.06 will apply; and

(vi) Spin-Offs as to which the provisions set forth below in this Section 12.04(c) shall apply,

then the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 12.04(c) above will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, or if any rights, options or warrants are not exercised before their expiration date, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared or on the basis of the rights, options or warrants actually exercised before their expiration date, as applicable. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of such Capital Stock, evidences of indebtedness, other assets, property, rights, options or warrants that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such distribution.

With respect to an adjustment pursuant to this Section 12.04(c) where there has been a payment of a dividend or other distribution on Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, and such Capital Stock or equity interest is, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such Spin-Off;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date of such Spin-Off;

FMV0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to Holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as if references in such definition to the Common Stock were instead to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of such Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Any increase to the Conversion Rate under the preceding paragraph will be calculated as of the Close of Business on the last Trading Day of the Valuation Period but will be given effect as of immediately after the Open of Business on the Ex-Dividend Date of the Spin-Off. Because the Company will make the adjustment to the Conversion Rate with retroactive effect, the Company will delay the settlement of any conversion of Notes where the Conversion Date (in the case of Physical Settlement) or any Trading Day of the applicable Observation Period (in the case of Cash Settlement or Combination Settlement) occurs during the Valuation Period until the second Business Day after the last day of the Valuation Period. If any distribution of the type described in this Section 12.04(c) is declared but not so made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared.

(d) If any cash dividend or distribution is made to all or substantially all holders of Common Stock, to the extent that the aggregate of all such cash dividends or distributions paid in any calendar quarter exceeds the Dividend Threshold Amount for such calendar quarter, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

DTA	=	the Dividend Threshold Amount, which shall initially be $0.46 per calendar quarter; and

C	=	the amount in cash per share the Company dividends or distributes to holders of the Common Stock in excess of the DTA.

The DTA is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted, other than adjustments made pursuant to this Section 12.04(d).

Any increase to the Conversion Rate made pursuant to this Section 12.04(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for the dividend or distribution triggering such adjustment. If such dividend or distribution is not so paid, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the last date (such last date, the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of the Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 12.04(e) will be calculated as of the Close of Business on the last Trading Day of the Averaging Period but will be given effect as of immediately after the Close of Business on the Expiration Date. Because the Company will make the adjustment to the Conversion Rate with retroactive effect, the Company will delay the settlement of any conversion of Notes where the Conversion Date (in the case of Physical Settlement) or any Trading Day of the applicable Observation Period (in the case of Cash Settlement or Combination Settlement) occurs during the Averaging Period until the second Business Day after the last day of the Averaging Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment pursuant to this Section 12.04(e) been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(f) Subject to the applicable listing standards of The New York Stock Exchange, the Company may (but is not required to) increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. Subject to the applicable listing standards of The New York Stock Exchange, the Company also may (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(g) Notwithstanding anything to the contrary in this Section 12.04, if, in the case of any conversion of a Note to which Physical Settlement or Combination Settlement applies, any whole shares of Common Stock are deliverable in respect of such conversion (in the case of Physical Settlement) or in respect of any Trading Day during the Observation Period for such Note (in the case of Combination Settlement), and:

(i) the Record Date for any issuance, dividend or distribution, the Effective Date for any stock split or combination or the Expiration Date for any tender or exchange offer by the Company that, in each case, would require an adjustment to the Conversion Rate under clauses (a) through (e), inclusive, of this Section 12.04 occurs, but an adjustment to the Conversion Rate for such event has not yet become effective as of the relevant Conversion Date (in the case of Physical Settlement) or such Trading Day (in the case of Combination Settlement), as applicable; and

(ii) such shares that the Company will deliver to the converting Holder with respect of such conversion (in the case of Physical Settlement) or such Trading Day (in the case of Combination Settlement), as applicable, are not entitled to participate in the relevant event (because the converting Holder is not treated as the record holder of such shares on the related Record Date, Effective Date, Expiration Date or otherwise), then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such Trading Day (in the case of Combination Settlement). In such case, if the date the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will, solely to the extent necessary, be permitted to delay delivering such consideration until no later than the second Business Day immediately after such first date on which the amount of such adjustment can be determined.

(h) Notwithstanding anything to the contrary in the Indenture or the Notes, in respect of any Physical Settlement or Combination Settlement of any conversion, if any adjustment to the Conversion Rate set forth in clauses (a) through (e), inclusive, of this Section 12.04 becomes effective on any Ex-Dividend Date and a Holder that has converted its Notes would:

(i) receive shares of the Common Stock based on the Conversion Rate as so adjusted in respect of such conversion (in the case of Physical Settlement) or in respect of any Trading Day in the relevant Observation Period (in the case of Combination Settlement); and

(ii) be a record holder of such shares of the Common Stock on the Record Date for the dividend, distribution or other event giving rise to the adjustment,

then, in lieu of receiving shares of Common Stock at such adjusted Conversion Rate, such Holder shall receive a number of shares of the Common Stock based on the unadjusted Conversion Rate in respect of such conversion (in the case of Physical Settlement) or such Trading Day (in the case of Combination Settlement) and will participate in the related dividend, distribution or other event giving rise to the adjustment.

(i) Notwithstanding anything to the contrary in the Indenture or the Notes to the contrary, if the application of the adjustments set forth in clauses (a) through (e), inclusive, of this Section 12.04 would result in a decrease in the Conversion Rate, then no adjustment to the Conversion Rate shall be made (other than as a result of a stock combination pursuant to Section 12.04(a) or the reversal of an increase to the Conversion Rate where the relevant event did not occur, as expressly specified in this Supplemental Indenture).

(j) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities (including as consideration for a merger, purchase or similar transaction).

(k) Notwithstanding anything to the contrary in this Article XII, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under Section 12.04(e);

(v) solely for a change in the par value of the Common Stock; or

(vi) for accrued and unpaid interest, if any.

All calculations and other determinations under this Article XII shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.

(l) The Company shall not be required to make an adjustment pursuant to clauses (a) through (e) of this Section 12.04 unless such adjustment would result in a change of at least 1% of the then effective Conversion Rate. However, the Company shall carry forward any adjustment that the Company would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to the Notes (i) annually on March 1 of each year, (ii) in connection with any subsequent adjustment to the Conversion Rate that, together with all carried-forward adjustments, would constitute a change of at least 1% in the then-effective Conversion Rate, (iii) if the Company has called any Notes for Redemption, and (iv) (x) on the Conversion Date for any Notes (in the case of Physical Settlement) and (y) on each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement).

(m) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Register of the Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment. Notwithstanding the foregoing, the Company shall not be required to file an Officers’ Certificate or deliver a notice of adjustment in connection with any adjustment to the Conversion Rate pursuant to clause (iii) of Section 12.04(l), provided that the Company duly sends the related Redemption notice pursuant to and in accordance with Sections 14.01 and 14.02.

(n) For purposes of this Section 12.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 12.05    Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when such Last Reported Sale Prices, Daily VWAPs, Daily Conversion Values or Daily Settlement Amounts are to be calculated.

Section 12.06    Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of the Common Stock),

(ii) any consolidation or merger involving the Company,

(iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole; or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets (including cash or any combination thereof) (such stock, other securities, other property or assets, the “Reference Property,” and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such transaction, a “Reference Property Unit”) (and any such recapitalization, reclassification, change, consolidation, merger, sale, lease, transfer or exchange, a “Common Stock Change Event”), then, notwithstanding anything to the contrary in the Indenture or the Notes, at the effective time of such Common Stock Change Event, (x) the consideration due upon conversion of any Notes will be determined in the same manner as if each reference to any number of shares of Common Stock herein were instead a reference to the same number of Reference Property Units; (y) for purposes of the definitions of “Record Date” and “Ex-Dividend Date,” the term “Common Stock” will be deemed to refer to any class of securities forming part of such Reference Property; and (z) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the terms “Common Stock” and “Common Equity” will be deemed to mean the Common Equity, if any, forming part of such Reference Property. For these purposes, the Daily VWAP or Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Common Stock Change Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the composition of the Reference Property Unit will be deemed to be (i) the weighted average, per share of Common Stock, of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. If the holders of Common Stock receive only cash in such Common Stock Change Event, then for all conversions of Notes that occur after the effective date of such Common Stock Change Event, (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall, for the avoidance of doubt, be solely cash in an amount equal to the Conversion Rate in effect on the applicable Conversion Date (as, for the avoidance of doubt, may be increased pursuant to Section 12.03), multiplied by the price paid per share of Common Stock in such Common Stock Change Event and (ii) the Company shall satisfy its Conversion Obligations by paying cash to converting Holders on the second Business Day immediately following the applicable Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the weighted average as soon as practicable after such determination is made.

(b) In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 12.06, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind and amount of Reference Property constituting the Reference Property after the relevant Common Stock Change Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Register provided for in the Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Common Stock Change Event unless its terms are consistent with this Section 12.06. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, shares of Common Stock (or other Reference Property) or a combination of cash and shares of Common Stock (or other Reference Property), as applicable, as set forth in Section 12.01 and Section 12.02 prior to the effective date of such Common Stock Change Event.

(d) The above provisions of this Section shall similarly apply to successive Common Stock Change Events.

Section 12.07 Certain Covenants(a).

(a) The Company covenants that any shares of Common Stock issued upon conversion of Notes will be duly authorized, validly issued, fully paid and non-assessable and free from all taxes (other than taxes payable by a Holder pursuant to Section 12.02(f) and taxes payable by the Company pursuant to Section 15.02, liens and charges with respect to the issue thereof.

(b) The Company covenants that if at any time the Common Stock shall be listed on any national securities exchange or quoted on any automated quotation system, the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or so quoted on such automated quotation system, any Common Stock issuable upon conversion of the Notes.

(c) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are converted (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder, that Physical Settlement is applicable and that the maximum increase to the Conversion Rate pursuant to Section 12.03 applies).

Section 12.08 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 12.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The Conversion Agent (if other than the Company or an Affiliate of the Company) shall have the same protection under this Section 12.08 as the Trustee.

Section 12.09 Stockholder Rights Plans. If the Company has a stockholder rights plan in effect at the time any Conversion Settlement Consideration is payable or deliverable, as applicable, upon conversion of any Notes, then each share of Common Stock, if any, so deliverable shall be accompanied with such number of rights as would be accompanied by such shares pursuant to such rights plan if such shares were issued in the circumstances set forth in such rights plan as would entitle such shares to be so accompanied by such rights. However, if prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, then in such case, and only in such case, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities as provided in Section 12.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 12.10 Ownership Limit. Notwithstanding any other provision of the Indenture or the Notes, no Holder will be entitled to receive Common Stock following conversion of its Notes to the extent (but only to the extent) that receipt of such Common Stock would cause a violation of the restrictions on ownership and transfer of the Company’s stock set forth in the Charter. If any delivery of shares of Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of the ownership limit or the other restrictions on ownership and transfer of the Company’s stock set forth in the Charter, the Company’s obligation to make such delivery will not be extinguished, and the Company will deliver such shares as promptly as practicable after any such converting Holder gives notice to the Company that such delivery would not result in a violation of the restrictions on ownership and transfer of the Company’s stock set forth in the Charter.

ARTICLE XIII

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 13.01 Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice (or, if the Company fails to specify a Fundamental Change Repurchase Date, the 35th calendar day following the date of the Fundamental Change Company Notice) at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay, on or, at the

Company’s election, before such Interest Payment Date, the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article XIII.

(b) Repurchases of Notes under this Section 13.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) substantially in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor;

provided, however, that if such Notes are represented by Global Notes, the Holder thereof must comply with the Applicable Procedures.

(c) The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture; provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 13.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 13.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(d) On or before the 10th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of Notes, the Conversion Agent, the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article XIII;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the Conversion Rate and, if applicable, any adjustments to the Conversion Rate resulting from such Fundamental Change;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 13.01.

At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(e) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(f) Notwithstanding the foregoing, the Company will not be required to make an offer to repurchase Notes pursuant to this Article XIII if a Person other than the Company makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer to repurchase Notes pursuant to this Article XIII made by the Company and such Person purchases all Notes properly tendered and not validly withdrawn under its offer in the same manner as the Company would have been required pursuant to this Article XIII.

Section 13.02    Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 13.02 at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be in principal amounts of $1,000 or an integral multiple thereof;

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which must be in principal amounts of $1,000 or an integral multiple thereof;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 13.03    Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.03(b)) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 13.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 13.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of the Indenture, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent), except as otherwise provided herein and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price or, to the extent provided herein, interest due on such Note on the next Interest Payment Date).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 13.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 13.04    Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes,

in each case, so as to permit the rights and obligations under this Article XIII to be exercised in the time and in the manner specified in this Article XIII.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to the Company’s obligations to purchase the Notes upon a Fundamental Change, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Article XIII by virtue of such conflict.

ARTICLE XIV

REDEMPTION

Subject to Section 1.02(c) and (d), Article Three of the Base Indenture, as supplemented by this Supplemental Indenture, shall apply to the Notes.

Section 14.01 Right of the Company to Redeem the Notes. Notwithstanding anything to the contrary in Article Three of the Base Indenture, the Company may not redeem the Notes at its option prior to the Maturity Date, except to the extent, and only to the extent, necessary to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes. If the Company determines that redeeming the Notes is necessary to preserve such status, then the Company may redeem, on a Business Day (the “Redemption Date”) of the Company’s choosing that is no more than 50, nor less than 30, Scheduled Trading Days after the date the related redemption notice is sent pursuant to Section 14.02, all or part (in a principal amount that is an integral multiple of $1,000) of the Notes at a cash price (the “Redemption Price”) equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date; provided, however, that if the Redemption Date for a Note is after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, then (x) the Company will pay, on or before such Interest Payment Date, the full amount of accrued and unpaid interest payable on such Note on such Interest Payment Date to the Holder of such note at the Close of Business on such Regular Record Date; and (y) the Redemption Price will not include such accrued and unpaid interest. Notwithstanding anything to the contrary in this Section 14.01, no Notes may be redeemed on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the applicable Redemption Price with respect to such Notes). For purposes of the Notes, the phrase “appropriate redemption price, together with accrued interest to the redemption date” in Section 3.06 of the Base indenture will be deemed to be replaced with the term “Redemption Price” (as such term is defined in this Section 14.01).

Section 14.02 Notice of Redemption. Section 3.02 of the Base Indenture and the first and last two sentences of Section 3.04 of the Base Indenture will not apply to the Notes. The Company will send to the Trustee, the Paying Agent and each applicable Holder notice of any Redemption pursuant to Section 14.01 containing the information set forth in clauses (1) through (5), inclusive, and clause (7) of Section 3.04 of the Base Indenture and also containing (i) the current Conversion Rate (which, for the avoidance of doubt, will be after giving effect to clause (iii) of Section 12.04(l)); and (ii) any information required to be included in such Redemption notice pursuant to Section 12.02(a)(vi).

Section 14.03 Partial Redemptions. If only a portion of a Note is subject to redemption pursuant to Section 14.01 and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to redemption.

Section 14.04 No Sinking Fund. Article Eleven of the Base Indenture will not apply to the Notes.

Section 14.05 Effect of Redemption. For purposes of the Notes, (i) the phrase “, subject to the right of Holders to convert any Notes called for redemption” will be deemed to be inserted immediately after the phrase “at the redemption price” in the first sentence of Section 3.05 of the Base Indenture; (ii) the phrases “redemption price, plus accrued and unpaid interest to the redemption date” and “redemption price, together with interest accrued to the redemption date” in Section 3.05 of the Base Indenture will be deemed to be replaced with the term “Redemption Price” (as such term is defined in Section 14.01); and (iii) the phrase “(except as provided in the proviso to the second sentence of Section 14.01 of the Supplemental Indenture)” will be deemed to be inserted immediately after the phrase “cease to accrue” in the second sentence of Section 3.05 of the Base Indenture.

Section 14.06 No Holder’s Right to Require Redemption. Subject to Article XIII, Sections 3.07 and 3.08 of the Base Indenture will not apply to the Notes.

ARTICLE XV

MISCELLANEOUS PROVISIONS

Section 15.01 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in the Indenture shall bind its successors and assigns whether so expressed or not.

Section 15.02 Tax Withholding. The Company is permitted to withhold, from interest payments and payments upon conversion, redemption or maturity of the Notes, any amounts the Company is required to withhold by law. If the Company pays withholding taxes on behalf of a Holder, the Company may, at its option, set off any such payment against payments of cash and Common Stock payable on the Notes (or against any payments on the Common Stock).

Section 15.03 Official Acts by Successor Corporation. Any act or proceeding by any provision of the Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 15.04 Addresses for Notices, Etc. Any notice or demand that by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019, Attention: Chief Executive Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if it is in writing and if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Register and shall be sufficiently given to it if so mailed within the time prescribed; provided that notices given to Holders holding Notes in book-entry form may be given through the facilities of the Depository.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 15.05 Governing Law. THE INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with the Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in New York, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 15.06 Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue or be paid in respect of the delay.

Section 15.07 No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 15.08 Benefits of Indenture. Nothing in the Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 15.09 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.10 Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 15.11 Severability. In the event any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 15.12 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.13 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, executive order, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 15.14 USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

By:	/s/ Stuart A. Rothstein
Name: Stuart A. Rothstein
Title: President and Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Yana Klslenko
Name: Yana Klslenko
Title: Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Apollo Commercial Real Estate Finance, Inc.

4.75% Convertible Senior Note due 2022

No. [ ]	[Initially][1]$[ ]

CUSIP No. [    ]

Apollo Commercial Real Estate Finance, Inc., a corporation duly organized and validly existing under the laws of the State of Maryland (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [Cede & Co.], or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]1 [of $[            ] ([            ] U.S. dollars)]2, and interest thereon as set forth below.

This Note shall accrue interest at the rate of 4.75% per year from, and including, [            ], or from the most recent date for which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month. Interest is payable semi-annually in arrears on each February 15 and August 15, commencing on [            ], to Holders of record at the Close of Business on the preceding February 1 and August 1 (whether or not such day is a Business Day), respectively; provided, however, that the final Interest Payment Date will occur on August 23, 2022, and no Interest Payment Date will occur on August 15, 2022. Additional Interest will be payable as set forth in Section 6.03 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note herein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03 of the Supplemental Indenture, and any express mention of the payment of Additional Interest in any provision herein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Supplemental Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds in lawful money of the United States at the time to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York City, New York, as a place where Notes may be presented for payment or for registration of transfer and exchange.

[1]	Include for a Global Note.
[2]	Include for a Physical Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern to the extent of such conflict.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually upon receipt of a Company Order or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

By:
Name:
Title:

By:
Name:
Title:

Date:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series described in the within-mentioned Base Indenture and Supplemental Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

Apollo Commercial Real Estate Finance, Inc.

4.75% Convertible Senior Note due 2022

This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.75% Convertible Senior Notes 2022 (the “Notes”), issued or to be issued under and pursuant to an Indenture (the “Base Indenture”), dated as of March 17, 2014, between the Company and Wells Fargo Bank, National Association (the “Trustee”), and the Second Supplemental Indenture (the “Supplemental Indenture”), dated as of August 21, 2017, between the Company and the Trustee. The Base Indenture, as amended, modified and supplemented by the Supplemental Indenture, is herein referred to as the “Indenture.” Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In the event of certain Events of Default (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) of the Supplemental Indenture with respect to the Company) shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee (by notice to the Company) or by Holders of at least 25% in aggregate principal amount of the Notes then outstanding (by notice to the Company and the Trustee), and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on the Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures modifying the terms of the Indenture and the Notes as set forth therein. The Indenture also provides that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase

Price and Redemption Price, if applicable) of, accrued and unpaid interest on, and the Conversion Settlement Consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money set forth in the Indenture.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company provided in the manner set forth in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

The Notes are subject to Redemption at the option of the Company only as provided in Article XIV of the Supplemental Indenture.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, subject to conditions specified in the Indenture, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES3

Apollo Commercial Real Estate Finance, Inc.

4.75% Convertible Senior Notes 2022

The initial principal amount of this Global Note is $[            ] ([            ] U.S. dollars). The following increases or decreases in the principal amount of this Global Note have been made:

Date	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[3]	Include for a Global Note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Apollo Commercial Real Estate Finance, Inc.

To: Wells Fargo Bank, National Association, 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services – Administrator for Apollo Commercial Real Estate Finance, Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 12.02(e) and Section 12.02(f) of the Indenture. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Apollo Commercial Real Estate Finance, Inc.

To: Wells Fargo Bank, National Association, 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services – Administrator for Apollo Commercial Real Estate Finance, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Apollo Commercial Real Estate Finance, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Article XIII of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or a multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased by the Company (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

Wells Fargo Bank, National Association

as Trustee and Registrar

DAPS Reorg MAC N9303-121

602 2nd Avenue South, Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

For value received                                          hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.